UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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☐	Soliciting Material Pursuant to §240.14a-12
GEOVAX LABS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
PROXY STATEMENT
ABOUT THIS PROXY STATEMENT
PROPOSAL I
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
PROPOSAL II
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS

GEOVAX LABS, INC.
1256 Briarcliff Road
Emtech Bio Suite 500
Atlanta, Georgia 30306
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
To Our Stockholders:
          The Annual Meeting of Stockholders of GeoVax Labs, Inc. will be held on Thursday, June 18, 2009, at 2:00 p.m. (Eastern Time), at the J. Fonda Conference Center, 1256 Briarcliff Road, Atlanta, Georgia for the purposes of considering and voting upon:
(1)	A proposal to elect seven directors to serve until the 2010 Annual Meeting of Stockholders;

(2)	A proposal to ratify the appointment of Porter Keadle Moore LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2009; and

(4)	Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.
          Stockholders of record at the close of business on April 20, 2009 are entitled to notice of the Annual Meeting and at any continuation or adjournment thereof.
          This year, the Company is using the U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials over the Internet. On or about April 30, 2009, the Company started mailing to its stockholders a Notice of Internet Availability of Proxy Materials (a “Notice”). The Notice contains instructions on how to access this Proxy Statement and our Annual Report and vote online or by telephone. The Notice also contains instructions on how stockholders can receive a paper copy of the Company’s proxy materials, including this Proxy Statement, the Company’s Annual Report and a form of proxy card or voting instruction card. Stockholders who receive a paper copy of the Company’s proxy materials, including a Proxy Statement, the Company’s Annual Report and a form of proxy card or instruction card may vote online, by telephone or by mail.
          Please vote as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. Even though you vote, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

By Order of the Board of Directors,

Mark W. Reynolds
Corporate Secretary
April 30, 2009
Atlanta, Georgia

GEOVAX LABS, INC.
1256 Briarcliff Road
Atlanta, Georgia 30306
PROXY STATEMENT
For The
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 18, 2009
ABOUT THIS PROXY STATEMENT
          This Proxy Statement is furnished in connection with the solicitation of your proxy by the Board of Directors of GeoVax Labs, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held at the J. Fonda Conference Center, 1256 Briarcliff Road, Atlanta, Georgia on Thursday, June 18, 2009, at 2:00 p.m. local time and at any meeting following adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials
          The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2008 Annual Report are available at www.proxyvote.com.
          This year, the Company is using the U.S. Securities and Exchange Commission (“SEC”) rule that allows us to furnish our proxy materials over the Internet. On or about April 30, 2009, the Company started mailing to its stockholders a Notice of Internet Availability of Proxy Materials (a “Notice”). The Notice contains instructions on how to access this Proxy Statement and Annual Report on Form 10-K (“Annual Report”) and vote online or by telephone. The Notice also contains instructions on how stockholders can receive a paper copy of the Company’s proxy materials, including this Proxy Statement, the Company’s Annual Report on Form 10-K and a form of proxy card or voting instruction card. Stockholders who receive a paper copy of the Company’s proxy materials, including a Proxy Statement, the Company’s Annual Report and a form of proxy card or instruction card may vote online, by telephone or by mail. By furnishing its proxy materials over the Internet, the Company is lowering the costs and reducing the environmental impact of the Annual Meeting.
Revocability of Proxy and Voting of Shares
          If you give us a proxy you will have the power to revoke it at any time before it is exercised. The proxy may be revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to us at our principal executive offices located at 1256 Briarcliff Road, Emtech Bio, Suite 500, Atlanta, Georgia 30306. The proxy may also be revoked by attending the meeting and voting in person.
          When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. If no instructions are indicated, the proxy will be voted FOR the approval of the proposals. We currently know of no other matters to be considered at the Annual Meeting of Stockholders. If, however, any other matters come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.
Record Date, Voting Rights and Outstanding Shares
          The Board of Directors has fixed April 20, 2009 as the record date (the “Record Date”) for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the meeting. As of the Record Date, we had 751,803,510 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the meeting. A majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting. If a quorum is not present or represented at the Annual Meeting, the Chairman of the meeting or the shareholders holding a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegram. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled. Cumulative voting is not permitted.
          Unless otherwise indicated on the proxy, your shares will be voted “FOR” the election of the seven director-nominees named on the proxy and “FOR” the proposal to ratify the selection of our independent registered accountants. Proxies cannot be voted for a greater number of persons than the number of director-nominees named.
Voting by Holders of Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee
          If your GeoVax shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you should receive directions from your nominee that you must follow in order to have your shares voted. Online and telephone voting is also generally available to persons holding their shares in street name. “Street name” shareholders who wish to vote in person at the meeting will need to obtain a proxy form, sometimes referred to as a “voting instruction form,” from the brokerage firm or other nominee that holds their common stock of record.
          Shares held of record by stockholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.
Solicitation
          The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or facsimile. No compensation will be paid for such solicitations. In addition, the Company will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at the request of the Company, may send proxies and proxy solicitation material to their clients and principals.
Approval of Proposals
          Each share of common stock is entitled to one vote. The election of directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of directors. This means that the seven nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors. The affirmative vote of a majority of all votes cast is required for the approval of Proposal II. Abstentions and broker non-votes are not considered as votes cast, and therefore will have no effect on the outcome of the vote on Proposal II.
PROPOSAL I
ELECTION OF DIRECTORS
          Our bylaws provide that the members of the Board of Directors are to be elected at each annual meeting of stockholders and are to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.
Director Nominees
          The Board of Directors has nominated Donald Hildebrand, Andrew Kandalepas, Dean Kollintzas, Robert McNally, Harriet Robinson, John Spencer and Peter Tsolinas for reelection as directors of GeoVax to serve until the

2010 Annual Meeting of Stockholders, until each of their successors are elected and qualified, or until their earlier death, resignation or removal. Information concerning the nominees is set forth below under “Directors and Executive Officers”.
          We believe that the nominees will be available and able to serve as directors. In the event that any nominee is unable to serve (which is not anticipated), the holder of your proxy will cast votes for such other persons as they may select.
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.
Directors and Executive Officers
          The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Current Position
Donald G. Hildebrand	68	Chairman of the Board of Directors
Andrew J. Kandalepas	57	Senior Vice President and Director
Dean G. Kollintzas*	36	Director
Robert T. McNally, Ph.D.	61	President and Chief Executive Officer, Director
Mark W. Reynolds	47	Chief Financial Officer and Corporate Secretary
Harriet L. Robinson, Ph.D.	71	Senior Vice President, Research & Development, Director
John N. Spencer, Jr.*	68	Director
Peter M. Tsolinas*	73	Director

*	Member of the Audit Committee and the Compensation Committee of the Board of Directors.
          Donald G. Hildebrand. Mr. Hildebrand joined the Board of Directors as Chairman and became our President and Chief Executive Officer upon consummation of the merger with GeoVax, Inc. in September 2006. Effective April 1, 2008, upon the appointment of Dr. Robert McNally as our President and Chief Executive Officer, Mr. Hildebrand executed a consulting agreement with the Company and remained as Chairman of the Board. Mr. Hildebrand is a founder of GeoVax, Inc., our wholly-owned subsidiary, and has served as a member of its Board of Directors since June 2001. Prior to founding GeoVax, Mr. Hildebrand was North American President and Chief Executive Officer of Rhone Merieux, Inc., a subsidiary of Rhone Merieux, S.A., a world leader in the biopharmaceutical and animal health industries. In 1997, Mr. Hildebrand also became Global Vice President of Merial Limited, a position that he held until retiring in 2000. Mr. Hildebrand received his BS in microbiology from the University of Wisconsin.
          Andrew J. Kandalepas. Mr. Kandalepas was Chairman of the Board, President and Chief Executive Officer of Dauphin Technology from 1995 until the merger with GeoVax, Inc. in September 2006, at which time he assumed the position of Senior Vice President and remained a director of the Company. Mr. Kandalepas has a varied 30-plus year career as an entrepreneur and executive manager. Mr. Kandalepas earned his Electronics Engineering Degree from DeVry Institute of Technology.
          Dean G. Kollintzas. Mr. Kollintzas joined the Board of Directors upon consummation of the merger with GeoVax, Inc. in September 2006. Since 2001 Mr. Kollintzas has been an Intellectual Property Attorney specializing in biotechnology and pharmaceutical licensing, FDA regulation, and corporate/international transactions. Mr. Kollintzas received a Microbiology degree from the University of Illinois and a J.D. from Franklin Pierce Law Center. He is a member of the Wisconsin and American Bar Associations.
          Robert T. McNally, Ph.D. Dr. McNally joined the Board of Directors in December 2006 and was appointed as our President and Chief Executive Officer effective April 1, 2008. From 2000 to March 2008, Dr. McNally served as Chief Executive Officer of Cell Dynamics LLC, a cGMP laboratory services company. Previously, Dr. McNally was Senior Vice President of Clinical Research for CryoLife, Inc., a pioneering company in transplantable human tissues.

Dr. McNally is a Fellow of the American Institute for Medical and Biological Engineering, serves on the advisory boards of the Petit Institute for Bioengineering and Dupree College of Management at the Georgia Institute of Technology, and is a past Chairman of Georgia Bio, a trade association. Dr. McNally graduated with a Ph.D. in Biomedical Engineering from the University of Pennsylvania.
          Mark W. Reynolds, CPA. Mr. Reynolds joined the Company in October 2006 as Chief Financial Officer and Corporate Secretary. From 2003 to 2006, before being named Chief Financial Officer of GeoVax Labs, Inc., Mr. Reynolds provided financial and accounting services to GeoVax, Inc. as an independent contractor. From 2004 to the present, Mr. Reynolds has served as Chief Financial Officer for HealthWatchSystems, Inc. a privately-held company in the consumer healthcare industry, a position which he continues to hold. From 2004 to 2006 he served as Chief Financial Officer for Duska Therapeutics, Inc., a publicly-held biotechnology company. From 1988 to 2002 Mr. Reynolds was first Controller and later Chief Financial Officer and Corporate Secretary for CytRx Corporation, a publicly-held biopharmaceutical company. Mr. Reynolds began his career as an auditor with Arthur Andersen & Co. from 1985 to 1988. He is a certified public accountant and earned a Masters of Accountancy degree from the University of Georgia.
          Harriet Latham Robinson, Ph.D. Dr. Robinson joined the Company as Senior Vice President, Research and Development on a part-time basis in November 2007 and on a full-time basis in February 2008, and was elected to the Board of Directors in June 2008. She is a co-founder of GeoVax, Inc. and has served as Chief of its Scientific Advisory Board since formation of the company in 2001. From 1999 to February 2008, Dr. Robinson served as the Asa Griggs Candler Professor of Microbiology and Immunology at Emory University in Atlanta, Georgia, and from 1998 to February 2008 as Chief, Division of Microbiology and Immunology, Yerkes National Primate Center and Professor at the Emory University School of Medicine. She was Professor, Dept. of Microbiology & Immunology at the University of Massachusetts Medical Center from 1988 to 1997 and Staff, then Senior, then Principal Scientist at the University of Massachusetts Worcester Foundation for Experimental Biology from 1977 to 1987. She was also a National Science Foundation Postdoctoral Fellow at the Virus Laboratory, University of California, Berkeley, in Berkeley, California from 1965 to 1967. Dr. Robinson has a B.A degree from Swarthmore College and M.S. and Ph.D. degrees from the Massachusetts Institute of Technology.
          John N. (Jack) Spencer, Jr., CPA. Mr. Spencer joined the Board of Directors upon consummation of the merger with GeoVax, Inc. in September 2006. Mr. Spencer is a certified public accountant and was a partner of Ernst & Young where he spent more than 38 years until he retired in 2000. Mr. Spencer serves as a director of a number of companies, including Firstwave Technologies, Inc., where he is also chair of the audit committee. He also serves as a consultant to various companies primarily relating to financial accounting and reporting matters. Mr. Spencer received a BS degree from Syracuse University, and he earned an MBA degree from Babson College. He also attended the Harvard Business School Advanced Management Program.
          Peter M. Tsolinas. Mr. Tsolinas joined the Board of Directors in August 2008. In 1981 Mr. Tsolinas founded TMA Group Development Corp., a Chicago based real estate, architectural and development firm, and he currently serves as its Chairman and CEO, a position he has held since its formation. Mr. Tsolinas has a varied year career of more than 45 years as an architect and real estate developer. Mr. Tsolinas attended the University of Illinois where he received a Bachelor of Architecture degree.
CORPORATE GOVERNANCE
          The Company’s Bylaws provide that the number of Members shall be determined from time to time by resolutions of the Board of Directors, but shall not be less than three or more than nine. Our Board of Directors has seven members.
Director Nomination Process
          Our Board of Directors does not have a standing nominating committee or a charter governing the manner in which individuals are nominated to the Board. Although we may form a nominating committee in the future, we believe that one is not currently necessary, as all of our directors will participate in the consideration of new director nominees.
          We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors, nor do we have a formal policy about the consideration of any director candidates recommended by stockholders. However, GeoVax’s Board of Directors believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, our Board of Directors is intended to encompass a range of talents, experience, skills, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of GeoVax and its stockholders.
          GeoVax’s Board of Directors considers persons for nomination for election to the Board of Directors from any source, including stockholder recommendations. We do not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions, a review of information concerning candidates, and interviews with selected candidates. To date, we have not paid any third parties to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election. The nomination of each director was made by members of the Board of Directors.
          There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors. GeoVax’s Board of Directors will consider stockholder recommendations for directors sent to GeoVax Labs, Inc., 1256 Briarcliff Road, Atlanta, Georgia 30306, Attention: Secretary. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of GeoVax’s common stock.
Director Independence
          The Board of Directors has determined that Dean Kollintzas, John Spencer and Peter Tsolinas are the members of our Board of Directors who are “independent”, as that term is defined by Section 301(3)(B) of the Sarbanes-Oxley Act of 2002. The Board of Directors has also determined that these three individuals meet the definition of “independent” set forth in NASDAQ Rule 5605 (formerly Rule 4200), which is part of its listing standards. As independent directors, Mr. Kollintzas, Mr. Spencer and Mr. Tsolinas serve as the members of our Audit and Compensation Committees. Prior to his appointment as our President and Chief Executive Officer in April 2008, Dr. McNally was also an independent director and served as a member of our Audit and Compensation Committees.
Board Meetings and Committees
          Board of Directors. The Board of Directors held six meetings during 2008 and took action by unanimous written consent on three other occasions. Each director attended at least 75% of the total meetings of the Board and the committees on which they served during 2008. We strongly encourage, but we do not require, our directors to attend our Annual Stockholders’ Meeting. All of our directors attended our Annual Stockholders’ Meeting in 2008.
          Our Board of Directors has a standing Audit Committee and a standing Compensation Committee.
          Audit Committee. The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (3) the Company’s compliance with legal and regulatory requirements; and (iv) the independent registered public accounting firm’s qualifications, independence and performance. It also prepares the Audit Committee report that SEC proxy rules require for this proxy statement. Our Audit Committee was comprised of Mr. Spencer (Chairman) and Dr. McNally from January 1 to March 31, 2008. Upon his appointment as President and Chief Executive Officer on April 1, 2008, Dr. McNally resigned his position from the Audit Committee and Mr. Kollintzas was appointed as a member of the Committee. Effective October 7, 2008, Mr. Tsolinas was appointed to the Committee. Our Board of Directors has determined that each member of the committee is independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002, and that Mr. Spencer qualifies as an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee has adopted a charter, a copy of which is available on our website at www.geovax.com. The Audit Committee held four meetings during 2008 and took action by unanimous written consent on one other occasion.
          Compensation Committee. The Compensation Committee has responsibility for matters relating to the fair and competitive compensation of the Company’s executives, employees and non-employee directors, as well as our benefit plans. Our Compensation Committee was comprised of Dr. McNally (Chairman), Mr. Kollintzas, and Mr. Spencer from January 1 to March 31, 2008. Upon his appointment as President and Chief Executive Officer on April 1, 2008, Dr. McNally resigned his position from the Compensation Committee and Mr. Spencer became Chairman of the Committee. Effective October 7, 2008, Mr. Tsolinas was appointed to the Committee. The Compensation Committee has adopted a charter, a copy of which is available on our website at www.geovax.com. The members of the Compensation Committee are independent, as required by the Compensation Committee Charter, they also qualify as “outside directors” within the meaning of Rule 16b-3 under the Security Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee held four meetings during 2008 and took action by unanimous written consent on one other occasion.
Compensation Committee Interlocks and Insider Participation.
          During fiscal 2008, Mr. Kollintzas, Dr. McNally, Mr. Spencer and Mr. Tsolinas served on the Compensation Committee. None of the members of our Compensation Committee were officers or employees of the Company or any of its subsidiaries during the fiscal year ended December 31, 2008, nor at any time prior thereto, with the exception of Dr. McNally, who resigned as a member of the Compensation Committee when he became an officer and employee. During fiscal 2008, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of the Company’s executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Board of Directors or Compensation Committee.
Stockholder Communications with the Board of Directors
          Any stockholder who wishes to communicate directly with our Board of Directors should do so in writing, addressed to GeoVax Labs, Inc., c/o Audit Committee Chair, 1256 Briarcliff Road, Suite 500, Atlanta, Georgia 30306. Communications sent to individual directors must clearly indicate the name of the director for whom they are intended. Unless marked “Confidential”, we screen mail addressed to the Board, its Committees or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors. If marked “Confidential”, these communications will not be screened by management before they are delivered by the Audit Committee Chair.
Code of Ethics
          Our Board of Directors has adopted a written Code of Ethics, a copy of which is available on our website at www.geovax.com. The Company will provide a copy of the Code of Ethics upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Secretary. We require all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.
          The Company will post on its website, www.geovax.com, or will disclose on a Form 8-K filed with the SEC, any amendments to, or waivers from, a provision of the Code of Ethics that applies to the Chief Executive Officer or the Chief Financial Officer, or persons performing similar functions, and that relate to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the code; or (v) accountability for adherence to the Code of Ethics. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefore, on a Form 8-K filed with the SEC. No waivers were granted in 2008.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of those persons, to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of common stock and other of our equity securities on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports we received and written representations that no other reports were required to be filed for those persons, we believe that, during the fiscal year ended December 31, 2008, all of our executive officers, directors and owners of more than 10% of our common stock filed all reports required by Section 16(a) on a timely basis.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
     Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of April 20, 2009 by (1) each director; (2) each of our executive officers; (3) all executive officers and directors as a group; and (4) each additional person who is known by us to beneficially own more than 5% of our common stock. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Number of Shares
	Beneficially	Percent
Name and Address of Beneficial Owner (1)	Owned	Of Class (2)
Directors and Executive Officers:
Donald G. Hildebrand (3)	72,805,107	9.5%
Andrew J. Kandalepas (4)	22,490,065	3.0%
Dean G. Kollintzas (5)	1,046,667	*
Robert T. McNally (6)	2,464,424	*
Mark W. Reynolds (7)	1,396,667	*
Harriet L. Robinson (8)	66,115,205	8.7%
John N. Spencer, Jr. (9)	1,176,667	*
Peter M. Tsolinas (10)	35,277,057	4.7%

All executive officers and directors as a group (8 persons) (11)	202,771,859	25.8%

Other 5% Stockholders:
Emory University	233,905,253	31.1%
Administration Building 101 201 Dowman Drive Atlanta, Georgia 30322

*	Less than 1%

(1)	Except as otherwise indicated, the business address of each director and executive officer listed is c/o GeoVax Labs, Inc., 1256 Briarcliff Road, Suite 500, Atlanta, Georgia 30306.

(2)	This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 751,803,510 shares of common stock outstanding as of April 20, 2009. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 20, 2009, are deemed outstanding.

(3)	Includes options to purchase 17,791,260 shares of common stock exercisable within 60 days of April 20, 2009.

(4)	Includes options to purchase 1,200,000 shares of common stock exercisable within 60 days of April 20, 2009.

(5)	Includes options to purchase 1,046,667 shares of common stock exercisable within 60 days of April 20, 2009.

(6)	Includes options to purchase 1,846,667 shares of common stock exercisable within 60 days of April 20, 2009.

(7)	Includes options to purchase 1,366,667 shares of common stock exercisable within 60 days of April 20, 2009.

(8)	Includes options to purchase 8,895,630 shares of common stock exercisable within 60 days of April 20, 2009

(9)	Includes options to purchase 1,046,667 shares of common stock exercisable within 60 days of April 20, 2009.

(10)	Includes warrants to purchase 13,790,323 shares of common stock exercisable within 60 days of April 20, 2009. Mr. Tsolinas had no options exercisable within 60 days of April 20, 2009.

(11)	Includes options and warrants to purchase 46,983,881 shares of common stock exercisable within 60 days of April 20, 2009.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
          In the paragraphs that follow, the Compensation Committee provides an overview and analysis of our compensation program and policies, the material compensation decisions made under those programs and policies with respect to our executive officers, and the material factors considered in making those decisions.
          The Compensation Committee reviews, analyzes and approves the compensation of our senior executive officers, including the “Named Executive Officers” listed in the tables set forth following this Compensation Discussion and Analysis. The Named Executive Officers for 2008 include the two individuals who held the office of chief executive officer, our chief financial officer, and the two other executive officers whose total compensation for 2008 exceeded $100,000, calculated in accordance with the rules and regulations of the SEC. Our Named Executive Officers for 2008 are:
•	Robert McNally, President and Chief Executive Officer

•	Donald Hildebrand, former President and Chief Executive Officer

•	Andrew Kandalepas, Senior Vice-President

•	Mark Reynolds, Chief Financial Officer

•	Harriet Robinson, Senior Vice-President, Research and Development
          The tables that follow this Compensation Discussion and Analysis contain specific data about the compensation earned or paid in 2008 to the Named Executive Officers. The discussion below is intended to help you understand the detailed information provided in the compensation tables and put that information into context within our overall compensation program.
Objectives of Our Compensation Program
          In general, we operate in a marketplace where competition for talented executives is significant. The biopharmaceutical industry is highly competitive and includes companies with far greater resources than ours. We are engaged in the long-term development of drug candidates, without the benefit of significant current revenues, and therefore our operations involve a high degree of risk and uncertainty. This level of risk and uncertainty may make it difficult to retain talented executives. Nevertheless, continuity of personnel across multi-disciplinary functions is a critical success factor to our business. Furthermore, since we have relatively few employees, each must perform a broad scope of functions, and there is very little redundancy in skills.
          The objectives of our compensation program for our executive officers and other employees are to provide competitive cash compensation, health, and retirement benefits as well as long-term equity incentives that offer significant reward potential for the risks assumed and for each individual’s contribution to our long-term performance. Individual performance is measured subjectively against overall corporate goals, scientific innovation, regulatory compliance, new business development, employee development, and other values designed to build a culture of high performance. These policies and practices are based on the principle that total compensation should serve to attract and retain those executives and employees critical to our overall success and are designed to reward executives for their contributions toward business performance that enhances stockholder value.
Role of the Compensation Committee
          Our Compensation Committee assists our Board in discharging its responsibilities relating to compensation of our executive officers. As such, the Compensation Committee has responsibility over matters relating to the fair and competitive compensation of our executives, employees and directors (only non-employee directors are compensated as such) as well as matters relating to all other benefit plans. Each of the members of our Compensation Committee is independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002. We believe that their independence from management allows the Compensation Committee members to provide unbiased consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements and designs best achieve our compensation objectives. With regard to executive compensation, the Compensation Committee is charged specifically with annually reviewing and determining the compensation of our Chief Executive Officer. With regard to our other executive officers, the Compensation Committee reviews, at least annually, recommendations from our Chief Executive Officer and acts on his recommendations as appropriate. The Compensation Committee also approves a pool of stock options to be granted as recommended by the Chief Executive Officer to our employees (including other executive officers) and the Board of Directors approves the grant of such options.
Elements of Compensation
          To achieve the objectives described above, the three primary compensation elements used for executive officers are base salary, cash bonus, and stock option awards. We believe that these three elements are the most effective combination in motivating and retaining our executive officers at this stage in our development.
          Base Salary. Our philosophy is to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Base salaries provide our executive officers with a degree of financial certainty and stability and also reward individual achievements and contributions. Each individual’s base salary is determined after considering a variety of factors including prospective value to us, the knowledge, experience, and accomplishments of the individual and the individual’s level of responsibility.
          Cash Bonus. Annual cash incentive awards motivate our executives to contribute toward the achievement of corporate goals and objectives. Generally, every staff member is eligible to earn an annual cash incentive award, promoting alignment and pay-for-performance at all levels of the organization. The Company currently does not have a formalized cash incentive award plan, and awards are based on the subjective recommendation of the President & CEO and on the Committee’s judgment.
          Stock Option Awards. Stock option awards are a fundamental element in our executive compensation program because they emphasize our long-term performance, as measured by creation of stockholder value, and align the interests of our stockholders and management. In addition, the Compensation Committee believes they are crucial to a competitive compensation program for executive officers, and they act as a powerful retention tool. In our current pre-commercial state, we view the Company as still facing a significant level of risk, but with the potential for a high upside, and therefore we believe that stock incentive awards are appropriate for executive officers. These awards are provided through initial grants at or near the date of hire and through subsequent periodic grants. The initial grant is designed for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Periodic additional stock option awards may be granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company, and to provide a long-term incentive to achieve or exceed our corporate goals and objectives. The Company currently does not have a formula for determining stock option awards; and awards are generally based on the subjective recommendation of the President & CEO and on the Committee’s judgment.
Timing of Annual Awards
          In order to assess the performance of a full calendar year, annual cash bonus and stock option awards are generally determined in December of the each year. We do not currently have any program, plan or practice in place to time stock option grants to our executives or other employees in coordination with the release of material non-public information.
Accounting and Tax Considerations
          The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for the Company’s executive officers.
          Section 162(m) of the Internal Revenue Code of 1986, as amended, limits tax deductions of public companies on compensation paid to certain executive officers in excess of $1 million. The Compensation Committee considers the impact of Section 162(m) on its compensation decisions, but has no formal policy to structure executive compensation so that it complies with the requirements of Section 162(m). In general, stock options granted under the Company’s 2006 Equity Incentive Plan (the “Plan”) are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m) thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options.
          Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (FAS 123(R)) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options under our equity incentive award plans are accounted for under FAS 123(R). The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans, but has no formal policy to structure executive compensation to align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Setting Executive Compensation
          Historically, we have not used a quantitative method or mathematical formulas exclusively in setting any element of executive compensation. We use discretion, guided in large part by the concept of pay for performance, and we consider all elements of an executive’s compensation package when setting each portion of compensation. There is no pre-established policy or target for the allocation between cash and equity incentive compensation.
          When determining compensation for a new executive officer, factors taken into consideration are the individual’s skills, background and experience, the individual’s past and potential future impact on our short- and long-term success, and competitive information from industry-specific sources, and possibly from other prospective candidates interviewed during the recruitment process. We will generally make a grant of stock options when an executive officer joins us. Options are granted at no less than 100% of the fair market value on the date of grant. In determining the size of a stock option grant to an executive officer, we consider company performance, competitive data, and the individual’s scope of responsibility and continuing performance. Most importantly, since the stock option grant is meant to be a retention tool, we consider the importance to stockholders of that person’s continued service. Stock option grants to executives will generally vest over a period of three years.
          The Compensation Committee annually reviews and determines the compensation for our Chief Executive Officer. Each year recommendations for the compensation for other executive officers (other than himself) are prepared by the Chief Executive Officer and are reviewed with the Committee and modified where appropriate.
          As part of its executive compensation review conducted annually in December, the Committee reviews a tally sheet setting forth all components of total compensation to our CEO, our Named Executive Officers and all other employees. The tally sheet includes current and proposed base salary, proposed annual cash incentive awards and historical as well as proposed stock option awards. These tools are employed by the Committee as a useful check on total compensation and are considered important because the Committee’s decisions are usually made on a program-by-program basis and in the context of the program being considered. These tools show the effect of compensation decisions made over time on the total annual compensation to a Named Executive Officer and allow the Committee to review historical amounts for comparative purposes.
2008 Executive Compensation
          Using its judgment of the skills, experience, responsibilities, achievements and historical compensation of each of the Named Executive Officers, the Committee established their salaries for 2008 at its meeting in December 2007. At its meeting in December 2008, the Committee considered the same factors in determining the award of cash bonuses, stock option grants and salary increases for 2009.
          In its deliberations on executive compensation at its meeting in December 2008, the Committee considered and accepted the recommendation from Dr. McNally that none of the Named Executive Officers receive a cash bonus for 2008 and that no salary increases would be effective for 2009, except as related to Mr. Reynolds with respect to a proportionate increase relative to his time commitment to the business of the Company. Although the Committee believes the Company made substantial progress in several areas during 2008, and that each of the Named Executive

Officers contributed significantly to this progress, the Committee also gave consideration to the current economic environment with regard to the Company’s ability to efficiently raise capital, and therefore to the Company’s need to conserve its cash resources. This decision by the Committee did not impact the awarding of cash bonuses and salary increases to the Company’s non-executive employees. Other considerations specific to each of the individual Named Executive Officers are described below.
          Donald Hildebrand. Mr. Hildebrand retired as our President and Chief Executive Officer effective April 1, 2008, and was succeeded by Robert T. McNally, Ph.D. In order to assist with the transition of certain duties to Dr. McNally, Mr. Hildebrand entered into a Consulting Agreement with us on March 20, 2008. Mr. Hildebrand also remained as Chairman of the Board. Mr. Hildebrand did not receive any cash bonuses or stock option grants during 2008. See “Summary Compensation Table” and “Certain Relationships and Related Party Transactions” for additional information on the consulting agreement with Mr. Hildebrand. During 2008, the Company extended the exercise period of 8,895,630 stock options held by Mr. Hildebrand – see “Stock Option Extensions” below.
          Robert McNally. On March 20, 2008, we entered into an Employment Agreement with Dr. McNally to become our new President and Chief Executive Officer effective April 1, 2008 upon Mr. Hildebrand’s retirement. Dr. McNally’s annual compensation was initially set at $200,000 determined, in part, by the transitional role Mr. Hildebrand provided through his consulting arrangement. On June 17, 2008, at its first meeting after Dr. McNally’s taking office, and upon his re-appointment to the office subsequent to the Annual Meeting of Shareholders, the Compensation Committee increased Dr. McNally’s annual salary to $250,000 and granted a stock option contract to him for 2,400,000 shares at an exercise price of $0.17 per share. These changes were based on the Committee’s subjective judgment of the value being provided by Dr. McNally and to provide an appropriate long-term incentive for him. In determining Dr. McNally’s compensation adjustments, the Compensation Committee considered the relative level of other Company executives’ pay, and the amount of outstanding stock options previously awarded to Dr. McNally in consideration for service as an outside Board member prior to his employment by the Company as President and Chief Executive Officer. In December 2008, the Board awarded Dr. McNally an additional stock option grant for 500,000 shares at an exercise price of $0.11 per share. Dr. McNally received no cash bonuses during 2008.
          Andrew Kandalepas. Mr. Kandalepas serves as our Senior Vice President pursuant to an employment contract executed in February 2007. During 2008 he received a base salary of $225,000. In December 2008, the Board awarded Mr. Kandalepas a stock option grant for 500,000 shares at an exercise price of $0.11 per share. Mr. Kandalepas received no cash bonuses during 2008.
          Mark Reynolds. Mr. Reynolds serves as our Chief Financial Officer pursuant to an employment agreement executed in February, 2008. Pursuant to this agreement, Mr. Reynolds provides services to the Company on a part-time basis and was paid an annualized salary of $150,000 during 2008. Prior to entering in the employment contract Mr. Reynolds was paid a monthly retainer of $750 plus a fee of $145 per hour. In December 2008, the Board awarded Mr. Reynolds a stock option grant for 500,000 shares at an exercise price of $0.11 per share. Mr. Reynolds received no cash bonuses during 2008.
          Harriet Robinson. Dr. Robinson serves as our Senior Vice President – Research and Development pursuant to an employment agreement executed in November, 2008. Pursuant to this agreement, Dr. Robinson is paid an annual salary of $250,000. In December 2008, the Board awarded Dr. Robinson a stock option grant for 500,000 shares at an exercise price of $0.11 per share. Dr. Robinson received no cash bonuses during 2008. During 2008, the Company extended the exercise period of 8,895,630 stock options held by Dr. Robinson – see “Stock Option Extensions” below.
          Stock Option Extensions. On June 17, 2008, the Company extended the exercise period of stock options granted in prior years to Mr. Hildebrand and Dr. Robinson. These stock options were originally granted with an exercise period of 5-7 years from the date of grant and were to expire beginning in 2009. The extensions were made to adjust the exercise period to 10 years from the original grant date. The extensions did not affect the vesting schedule of the grants; all were originally granted with a 3 year vesting schedule and were fully vested at the time of the extensions. The Committee’s decision to grant these extensions was based primarily on two factors:
•	The Company’s current practice is to grant employee stock options with a 10 year exercise period; the terms of the affected grants were inconsistent with current practice.

•	The imminent expiration dates, together with the beneficial exercise prices in comparison to the prevailing market price of the Company’s stock may have created pressure for the individual to exercise the stock options prematurely and to sell the underlying shares in a manner that may be inconsistent with the interests of the Company and its stockholders.
          The Committee considered the impact of these extensions on all of our employees who had received options with exercise periods of less than ten years and gave no preferential treatment or consideration to the Company’s executive officers. In addition to Mr. Hildebrand and Dr. Robinson, two other non-executive employees were also granted extensions.
Benefits Provided to Executive Officers
          We provide our executive officers with certain benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Compensation Committee will periodically review the levels of benefits provided to our executive officers.
          Prior to his retirement effective April 1, 2008, Mr. Hildebrand received reimbursement of periodic commuting expenses and temporary living expenses for travel between our offices in Atlanta, Georgia and Mr. Hildebrand’s home in Athens, Georgia. Mr. Hildebrand is reimbursed for medical and dental insurance costs per his consulting agreement.
          Dr. McNally, Mr. Kandalepas, Mr. Reynolds and Dr. Robinson are eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees. The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of the Company’s matching contributions to the executive officers’ 401(k) accounts. Executive officers did not receive any other perquisites or other personal benefits or property from the Company or any other source.

SUMMARY COMPENSATION TABLE
     The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2008, 2007 and 2006 by each person who served as our Chief Executive Officer, and by our Chief Financial Officer and Senior Vice Presidents (collectively, our “Named Executive Officers”).

					(3)	(4)
				Stock	Option	All Other
Name and		Salary	Bonus	Awards	Awards	Compen-
Principal Position	Year	($)	($)	($)	($)	sation ($)	Total ($)
Robert T. McNally (1)	2008	$175,000	$—	$—	$203,351	$1,250	$379,601
President &	2007	—	—	—	—	—	—
Chief Executive Officer	2006	—	—	—	—	—	—
Donald G. Hildebrand (2)	2008	90,000	—	—	237,468	1,521	328,989
Former President &	2007	252,577	—	—	—	3,375	255,952
Chief Executive Officer	2006	57,500	50,000	—	—	574	108,074
Mark W. Reynolds	2008	120,740	—	—	261,920	—	382,660
Chief Financial Officer	2007	92,102	10,000	—	190,324	—	292,426
	2006	13,192	2,000	—	—		15,192
Andrew J. Kandalepas	2008	225,000	—	—	238,592	—	463,592
Senior Vice President	2007	205,288	10,000	—	188,380	—	403,668
	2006	173,467	—	2,400,000	—	—	2,573,467
Harriet L. Robinson	2008	234,375	—	—	159,352	313	394,040
Senior Vice-President,	2007	—	—	—	—	—	—
Research and Development	2006	—	—	—	—	—	—

(1)	Dr. McNally became our President and Chief Executive Officer effective April 1, 2008. All compensation amounts above reflect amounts paid to, or earned by, Dr. McNally from that date through December 31, 2008, and do not include compensation earned by Dr. McNally for service as a member of our Board of Directors prior to his employment as President and Chief Executive Officer (see “Director Compensation”). Such amounts excluded from the table above include $4,317 in cash compensation received for service on our Board of Directors and $46,773 of expense recognized for financial statement reporting purposes related to stock options granted for service on our Board of Directors. At no time did Dr. McNally receive compensation for service as both our President and Chief Executive Officer and as a member of our Board of Directors at the same time.

(2)	Mr. Hildebrand retired as our President and Chief Executive Officer effective April 1, 2008. The salary amounts shown above reflect amounts paid to, or earned by, Mr. Hildebrand through that date. Subsequent to his retirement, Mr. Hildebrand has been paid for services as Chairman of our Board of Directors and pursuant to a consulting arrangement; these amounts are not included in the “Director Compensation” table. Such amounts excluded from the table above include $22,500 in cash compensation received for service on our Board of Directors and $64,000 of cash compensation received pursuant to the consulting arrangement. At no time did Mr. Hildebrand receive compensation for service as both our President and Chief Executive Officer and as a member of our Board of Directors at the same time.

(3)	Amounts shown in the “Option Awards” columns represent the dollar amount recognized for financial statement reporting purposes for grants made in the current and previous fiscal years, calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” For a discussion of the various assumptions made and methods used for determining such amounts, see footnotes 2 and 7 to our 2008 consolidated financial statements contained in our Annual Report on Form 10-K. For 2008, the amounts reported for Mr. Hildebrand and Dr. Robinson included $237,468 and $158,720, respectively, related to the extension of the exercise period of stock options granted in prior years. These stock options were originally granted with an exercise period of 5-7 years and were to expire beginning in 2009. The extensions were made to adjust the exercise period to 10 years from the original grant date, consistent with the current stock option grant policies of the Company. The extensions did not affect the vesting schedule of the grants; all were originally granted with a 3 year vesting schedule and were fully vested at the time of the extensions.

(4)	Amounts shown in the “All Other Compensation” column represent employer contributions to the Company’s 401(k) retirement plan,

Employment Agreement with Robert McNally
          On March 20, 2008, GeoVax entered into an Employment Agreement with Robert T. McNally, Ph.D. to become our President and Chief Executive Officer effective April 1, 2008. The Employment Agreement has no specified term. The Employment Agreement provided for an initial annual salary of $200,000 to Dr. McNally, which was increased to $250,000 by the Compensation Committee and the Board in June 2008. The Board of Directors may also recommend the payment of a discretionary bonus annually. Dr. McNally is eligible for grants of awards from the GeoVax Labs, Inc. 2006 Equity Incentive Plan and is entitled to participate in any and all benefits in effect from time-to-time for employees generally. We may terminate the Employment Agreement, with or without cause. If we terminate the Employment Agreement without cause, we will be required to give Dr. McNally at least 60 days prior notice of the termination. In the event of termination not for cause, Dr. McNally will be entitled to one week of severance pay for each full year of service as President and Chief Executive Officer ($4,808 if terminated in fiscal 2009, paid as salary continuance). Dr. McNally may terminate the Employment Agreement at any time by giving us 60 days notice. In that event, he would not receive severance.
Employment Agreement with Mark Reynolds
          On February 1, 2008, GeoVax entered into an amended and restated Employment Agreement with Mark W. Reynolds, our Chief Financial Officer. The Employment Agreement has no specified term. The Employment Agreement provided for an initial annual salary of $115,000 to Mr. Reynolds, which was increased to $150,000 by the Compensation Committee and the Board effective January 1, 2009, commensurate with the increased time commitment provided by Mr. Reynolds. This increase was based on a 75% time commitment from Mr. Reynolds and is expected to increase to 100% (equivalent to a $200,000 annual salary) during 2009. The Board of Directors may also recommend the payment of a discretionary bonus annually. Mr. Reynolds is eligible for grants of awards from the GeoVax Labs, Inc. 2006 Equity Incentive Plan and is entitled to participate in any and all benefits in effect from time-to-time for employees generally. We may terminate the Employment Agreement, with or without cause. If we terminate the Employment Agreement without cause, we will be required to give Mr. Reynolds at least 60 days prior notice of the termination. In the event of termination not for cause, Mr. Reynolds will be entitled to one week of severance pay for each full year of service as Chief Financial Officer ($8,654 if terminated in fiscal 2009, paid as salary continuance). Mr. Reynolds may terminate the Employment Agreement at any time by giving us 60 days notice. In that event, he would not receive severance.
Employment Agreement with Andrew Kandalepas
          On February 1, 2007, GeoVax entered into an Employment Agreement with Andrew Kandalepas, our Senior Vice President. The Employment Agreement has no specified term. The Employment Agreement provided for an initial annual salary of $210,000 to Mr. Kandelapas, which has subsequently been adjusted by the Compensation Committee and the Board (currently $225,000). The Board of Directors may also recommend the payment of a discretionary bonus annually. Mr. Kandalepas is eligible for grants of awards from the GeoVax Labs, Inc. 2006 Equity Incentive Plan and is entitled to participate in any and all benefits in effect from time-to-time for employees generally. We may terminate the Employment Agreement, with or without cause. If we terminate the Employment Agreement without cause, we will be required to give Mr. Kandalepas at least 60 days prior notice of the termination. In the event of termination not for cause, Mr. Kandalepas will be entitled to one week of severance pay for each full year of service as Senior Vice President ($8,654 if terminated in fiscal 2009, paid as salary continuance). Mr. Kandalepas may terminate the Employment Agreement at any time by giving us 60 days notice. In that event, he would not receive severance.
Employment Agreement with Harriet Robinson
          On November 19, 2007, GeoVax entered into an Employment Agreement with Harriet Robinson, our Senior Vice President, Research and Development. The Employment Agreement has no specified term. The Employment Agreement provides for an initial annualized salary of $250,000 to Dr. Robinson. Dr. Robinson initially worked part-time for the Company, and became a full-time employee in February 2008. The Board of Directors may also recommend the payment of a discretionary bonus annually. Dr. Robinson is eligible for grants of awards from the GeoVax Labs, Inc. 2006 Equity Incentive Plan and is entitled to participate in any and all benefits in effect from time-to-time for employees generally. We may terminate the Employment Agreement, with or without cause. If we terminate the Employment Agreement without cause, we will be required to give Dr. Robinson at least 60 days prior notice of the termination. In the event of termination not for cause, Dr. Robinson will be entitled to one week of severance pay for each full year of service ($9,615 if terminated in fiscal 2009, paid as salary continuance). Dr. Robinson may terminate the Employment Agreement at any time by giving us 60 days notice. In that event, she would not receive severance.
Potential Payments Upon Termination or Change of Control – Mr. Hildebrand
          Mr. Hildebrand’s Consulting Agreement contains provisions such that, if we terminate the Consulting Agreement without cause, we must give Mr. Hildebrand at least 30 days notice and we will be required to pay him, as a severance payment, three months compensation. Likewise, if the Consulting Agreement is terminated due to the death of Mr. Hildebrand, we will be required to pay his estate three months compensation. If Mr. Hildebrand wishes to terminate the Consulting Agreement, he must provide us with 30 days notice, and will not receive severance.
Change-In-Control Provisions of Our 2006 Equity Incentive Plan
          Our 2006 Equity Incentive Plan contains provisions that could lead to an accelerated vesting of options or other awards. In the event of certain change-in-control transactions described in the Plan:
•	outstanding options or other awards under the Plan may be assumed, converted or replaced;

•	the successor corporation may substitute equivalent options or other awards or provide substantially similar consideration to Plan participants as was provided to stockholders (after taking into account the existing provisions of the options or other awards); or

•	The successor corporation may replace options or awards with substantially similar shares or other property.
          In the event the successor corporation (if any) refuses to assume or substitute options or other awards as described (i) the vesting of any or all options or awards granted pursuant to the Plan will accelerate upon the change-in-control transaction, and (ii) any or all options granted pursuant to the Plan will become exercisable in full prior to the consummation of the change-in-control transaction at such time and on such conditions as the Compensation Committee determines. If the options are not exercised prior to the consummation of the change-in-control transaction, they shall terminate at such time as determined by the Compensation Committee. Subject to any greater rights granted to Plan participants under the Plan, in the event of the occurrence of a change-in-control transaction any outstanding options or other awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

GRANTS OF PLAN-BASED AWARDS
          The following table sets forth the stock and option awards, including non-equity incentive awards, granted to the Named Executive Officers for the year ended December 31, 2008. There were no stock awards.

											(2)
								All Other	(3)		Grant
								Stock	All Other	(1)	Date
								Awards:	Option	Exercise	Fair
								Number	Awards:	Or	Value
								Of	Number	Base	Of
								Shares	Of	Price	Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under			Of	Securities	Of	And
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Donald Hildebrand	6/17/08	$—	$—	$—	$—	$—	$—	—	8,895,630	$0.045	$237,468

Andrew Kandalepas	12/11/08	—	—	—	—	—	—	—	500,000	0.11	45,500
Robert McNally	6/17/08	—	—	—	—	—	—	—	500,000	0.11	45,500
	12/11/08								2,400,000	0.17	345,600

Mark Reynolds	12/11/08	—	—	—	—	—	—	—	500,000	0.11	45,500
Harriet Robinson	12/11/08	—	—	—	—	—	—	—	500,000	0.11	45,500
	6/17/08	—	—	—	—	—	—	—	8,895,630	0.04	158,720

(1)	The exercise price for options is the closing trading price of the common shares of the Company on the on the day of the grant. The grant date is determined by the Compensation Committee. All stock option grants during 2008 (excluding the stock option extensions discussed below) vest over a 3 year period from the date of grant.

(2)	Compensation expense is recognized for all share-based payments based on the grant date fair value estimated for financial reporting purposes. For a discussion of the various assumptions made and methods used for determining such amounts, see footnotes 2 and 7 to our 2008 consolidated financial statements contained in our Annual Report on Form 10-K. The amounts shown for the June 17, 2008 grants to Mr. Hildebrand and Dr. Robinson represent the incremental grant date fair values of the extended stock option grants (see discussion below) as compared to the fair values of the original grants.

(3)	On June 17, 2008, the Company extended the exercise period of stock options granted in prior years to Mr. Hildebrand and Dr. Robinson. These stock options were originally granted with an exercise period of 5-7 years and were to expire beginning in 2009. The extensions were made to adjust the exercise period to 10 years from the original grant date, consistent with the current stock option grant policies of the Company. The extensions did not affect the vesting schedule of the grants; all were originally granted with a 3 year vesting schedule and were fully vested at the time of the extensions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
          The following table sets forth certain information with respect to unexercised options previously awarded to our named executive officers as of December 31, 2008. There were no stock awards outstanding.
Option Awards

				Equity
				Incentive
				Plan Awards:
		Number of		Number of
		Securities		Securities
	(1)	Underlying		Underlying
	Number of Securities	Unexercised		Unexercised
	Underlying Unexercised	Options (#)		Unearned	Option Exercise	Option Expiration
Name	Options (#) Exercisable	Unexercisable		Options (#)	Price ($)	Date
Donald Hildebrand	8,895,630	—		—	0.0445	12/20/12
	8,895,630 (1)	—		—	0.0445	2/5/14

Andrew Kandalepas	—	500,000	(2)	—	0.11	12/11/18
	1,200,000	600,000	(3)	—	0.355	3/14/17

Robert McNally	—	500,000	(2)	—	0.11	12/11/18
	—	2,400,000	(4)	—	0.17	6/17/18
	166,667	333,333	(5)	—	0.161	12/5/17
	880,000	440,000	(6)	—	0.355	3/14/17

Mark Reynolds	—	500,000	(2)	—	0.11	12/11/18
	166,667	333,333	(5)	—	0.161	12/5/17
	1,200,000	600,000	(3)	—	0.355	3/14/17

Harriet Robinson	—	500,000	(2)	—	0.11	12/11/18
	8,895,630 (1)	—		—	0.04	2/5/14

(1)	On June 17, 2008, the expiration dates of these stock option awards to Mr. Hildebrand and Dr. Robinson were extended by five years from February 5, 2009 to February 5, 2014.

(2)	These stock options vest and become exercisable in three equal installments on December 11, 2009, 2010 and 2011.

(3)	These stock options vest and become exercisable on September 30, 2009.

(4)	These stock options vest and become exercisable in three equal installments on June 17, 2009, 2010 and 2011.

(5)	These stock options vest and become exercisable in two equal installments on December 5, 2010 and 2011.

(6)	These stock options vest and become exercisable on December 5, 2009.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
          We have outstanding stock options under our 2006 Equity Incentive Plan (the “Plan”) which was adopted by our board of directors and approved by our shareholders. In December 2006, our Board of Directors amended the Plan to make an additional 15,000,000 shares available under the Plan, increasing the total number of shares under the Plan from 36,000,000 to 51,000,000 shares. To maintain the tax-qualified status of all incentive options issued pursuant to the Plan, we submitted this amendment to our shareholders for approval at the Company’s 2007 Annual Meeting of Shareholders. The amendment was not approved by the Company’s shareholders. The following table sets forth information as of December 31, 2008, with respect to our equity compensation plan.

Number of securities
remaining available for
	Number of Securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of outstanding	exercise price of	plans (excluding
	options, warrants and	outstanding options,	securities reflected in
	rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	35,876,450	$0.11	-0-
Equity Compensation plans not approved by security holders	11,071,307	$0.18	3,928,693
          The Plan became effective on September 28, 2006. Unless the Plan is earlier terminated in accordance with its provisions, no stock incentives will be granted under the Plan after the earlier of ten years from the effective date, or the date on which all of the shares reserved for the Plan have been issued or are no longer available for use under the Plan.
          The Plan is administered by the Compensation Committee of the Board of Directors.
          The Board of Directors and the Committee may grant the following stock incentives under the Plan (each individually, a “Stock Incentive”):
•	stock options to purchase shares of common stock, including options intended to qualify under Section 422 of the Code (“incentive stock options”) and options not intended to qualify under Section 422 of the Code (“non-qualified stock options”);

•	restricted stock awards; and

•	restricted stock bonus.
          Awards of Stock Incentives under the Plan may be made to employees of GeoVax and its subsidiaries, non-employee directors, and consultants or advisors that provide services (other than the offering, sale or marketing of our securities) to us or to our subsidiaries (collectively, the “Participants”). Only employees are eligible to receive a grant of incentive stock options, however, the Company currently follows a practice of granting only non-qualified stock options rather than incentive stock options.

DIRECTOR COMPENSATION
          The following table sets forth information concerning the compensation earned for service on our Board of Directors during the last fiscal year by each individual who served as a director at any time during the fiscal year.

					Change
					in Pension
					Value and
				Non-Equity	Non-
	Fees			Incentive	qualified	All
	Earned		(4)(5)	Plan	Deferred	Other
	or Paid	Stock	Option	Compen-	Compen-	Compen-
	in Cash	Awards	Awards	sation	sation	sation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
Donald Hildebrand (1)	$22,500	$—	$—	$—	$—	$64,000	$86,500
Andrew Kandalepas (2)	—	—	—	—	—	—	—
Dean Kollintzas	10,983	—	198,464	—	—	—	209,447
Robert McNally (3)	4,317	—	46,773	—	—	—	51,090
Harriet Robinson (2)	—	—	—	—	—	—	—
John Spencer	26,963	—	198,464	—	—	—	225,427
Peter Tsolinas	4,613	—	23,432	—	—	—	28,045

(1)	Mr. Hildebrand retired as our President and CEO effective April 1, 2008. Amounts shown in the table represent cash payments and stock option awards associated with his service as a director and other compensation subsequent to his employment as our President and CEO. Subsequent to April 1, we paid Mr. Hildebrand pursuant to a consulting agreement, which amounts are included under “All Other Compensation” above. All amounts related to his employment as our President and CEO during 2008 and prior years are included in the “Summary Compensation Table”.

(2)	Mr. Kandalepas and Dr. Robinson, who were employees of the Company during 2008, received no compensation for their service as directors. All amounts related to their employment as Named Executive Officers during 2008 and prior years are included in the “Summary Compensation Table”.

(3)	Amounts reported for Dr. McNally relate to cash payments and stock option awards associated with his service as a director prior to his employment as our President and Chief Executive Officer effective April 1, 2008. As President and CEO, Dr. McNally receives no compensation for his service as a director. All amounts related to his employment as our President and CEO during 2008 are included in the “Summary Compensation Table”.

(4)	Amounts shown in the table represent the dollar amount recognized for financial statement reporting purposes in 2008 for awards and grants made in the current and previous fiscal years, calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” For a discussion of the various assumptions made and methods used for determining such amounts, see footnotes 2 and 7 to our 2008 consolidated financial statements contained in our Annual Report on Form 10-K. On December 11, 2008, Mr. Kollintzas and Mr. Spencer were each granted options to purchase 500,000 shares of our Common Stock, each with a grant date fair value under FAS123(R) of $45,500. On August 20, 2008 Mr. Tsolinas was granted options to purchase 1,320,000 shares of our Common Stock with a grant date fair value under FAS123(R) of $187,440.

(5)	The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2008.

Aggregate Option Awards
Outstanding
as of December 31, 2008
Name	(#)
Donald Hildebrand	17,791,260
Dean Kollintzas	2,320,000
John Spencer	2,320,000
Peter Tsolinas	1,320,000

Director Compensation Plan
          In March 2007, the Board of Directors approved a recommendation from the Compensation Committee for director compensation (the “Director Compensation Plan”). The Director Compensation Plan applies only to non-employee directors. Directors who are employees of the Company receive no compensation for their service as directors or as members of committees. Each non-employee director receives an annual retainer of $2,000 (paid quarterly) for service as a member of the Audit Committee and $1,250 for service as a member of the Compensation Committee. The Chairman of the Audit Committee receives an annual retainer of $9,000, and the Chairman of the Compensation Committee receives an annual retainer of $6,000 which retainers are also paid quarterly. Non-employee directors also receive fees for each Board or Committee meeting attended as follows: $1,500 per Board meeting, $1,000 per Committee meeting chaired, and $500 per Committee meeting attended as a non-Chair member. Meetings attended telephonically are paid at lower rates ($750, $750 and $400, respectively).
          In March 2008, the Board of Directors approved a recommendation from the Compensation Committee to modify the Director Compensation Plan to provide for compensation for a non-employee Chairman of the Board. A non-employee Chairman of the Board will receive an annual retainer of $25,000 (paid quarterly) and will not be entitled to additional fees for meetings attended. Non-employee directors each receive an automatic grant of options to purchase 1,320,000 shares of common stock on the date that such non-employee director is first elected or appointed.
          The Director Compensation Plan currently does not provide a formula for stock option grants to directors upon their re-election to the Board, or otherwise, but the compensation plan may be modified in the future; such option grants are currently determined by Board, upon recommendation by the Compensation Committee based on the Compensation Committee’s annual deliberations and review of the director compensation structure of similar companies. At its meeting in December 2008, upon a recommendation of the Compensation Committee, the Board determined an annual stock option grant of 500,000 shares to its non-employee members, with the exception of Mr. Hildebrand and Mr. Tsolinas. Mr. Hildebrand declined the stock option grant and Mr. Tsolinas did not receive the grant due to his having recently received (in August 2008) a stock option grant in connection with his initial election to the Board.
          All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and committees.
COMPENSATION COMMITTEE REPORT
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussions, the Compensation Committee authorized and directed that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K.

Respectfully Submitted,

COMPENSATION COMMITTEE:
John N. Spencer, Jr., Chairman
Dean G. Kollintzas
Peter M. Tsolinas
     This Compensation Committee Report shall be deemed furnished in our Annual Report on Form 10-K for the year ended December 31, 2008, is otherwise not incorporated by reference into any of our previous filings with the SEC and is not to be deemed “soliciting material” or incorporated by reference into any of our future filings with the SEC, irrespective of any general statement included in any such filing that incorporates the Annual Report on Form 10-K referenced above or this proxy statement by reference, unless such filing explicitly incorporates this report.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has appointed the firm of Porter Keadle Moore LLP (“PKM”) to serve as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2009. PKM has served as the independent registered public accounting firm of the Company since 2006, and is considered by the Audit Committee and management to be well qualified.
Principal Accountant Fees and Services
          The aggregate fees billed for the services rendered to us by PKM for the years ended December 31, 2008 and December 31, 2007 were as follows:

	2008	2007
Audit Fees (1)	$62,950	$55,975
Audit-Related Fees (2)	11,035	3,465
Tax Fees	—	—
All Other Fees	—	—

Total	$73,985	$59,440

(1)	Audit Fees for 2008 and 2007 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements, review of our Annual Report on Form 10-K, review of our interim financial statements and Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting.

(2)	Audit-Related Fees consist principally of fees in connection with the review of registration statements.
Audit Committee’s Pre-Approval Policies and Procedures
          The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors (the “Policy”) prior to the engagement of the independent auditors with respect to such services. Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor’s independence. All audit services and non-audit services provided by PKM for 2008 and 2007 were pre-approved by the Audit Committee.
          Stockholder ratification of the Audit Committee’s selection of PKM as our independent registered public accounting firm for the year ending December 31, 2009 is not required by our Bylaws, or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of PKM to our stockholders for ratification. The selection will be ratified if a majority of the votes cast at the Annual Meeting vote in favor. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of either proposal. If the selection of PKM as our independent registered public accounting firm for the year ending December 31, 2009 is not ratified, the matter will be referred to the Audit Committee for further review.
          Representatives of PKM will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.
          THE AUDIT COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PORTER KEADLE MOORE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF GEOVAX LABS INC. FOR FISCAL 2009.

REPORT OF THE AUDIT COMMITTEE
          The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of three directors, each of whom are independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee charter is available on our web site at http://www.geovax.com.
          Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.
          This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) received and reviewed the written disclosures and letter from the Company’s independent public accountants as required by the Public Company Accounting Oversight Board regarding the independent accountants’ independence; and (iv) discussed with the Company’s independent public accountants their independence from the Company.
          The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Porter Keadle Moore LLP, as discussed above and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence.
          Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE
John N. Spencer, Jr., Chairman
Dean G. Kollintzas
Peter M. Tsolinas
          The Report of the Audit Committee shall not be deemed to be “soliciting material” and shall not be incorporated by reference into any of our prior or future filings with the SEC, irrespective of any general statement included in any such filing that incorporates this proxy statement by reference, unless such filing explicitly incorporates this Report of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Approval of Related Person Transactions
          Our Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and any of our directors, officers, principal stockholders or any of their respective affiliates, associates or related parties, other than transactions with officers which are covered by the duties of the Compensation Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will discuss the transaction with management and will consider all relevant facts and circumstances available to it including:
•	whether the terms of the transaction are fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a relate party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•	whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.
Consulting Agreement with Donald Hildebrand
          In order to assist with the transition of certain duties to Dr. McNally, Donald G. Hildebrand, our then current President and Chief Executive Officer, entered into a Consulting Agreement with us on March 20, 2008. Aside from his duties as a consultant, Mr. Hildebrand also continues to serve as Chairman of our Board of Directors. The term of the Consulting Agreement began on April 1, 2008 and will end on December 31, 2009. During the month of April 2008, Mr. Hildebrand received $22,500 as compensation for his services (equivalent to his salary as President and Chief Executive Officer). Beginning on May 1, 2008 and continuing through December 31, 2008, Mr. Hildebrand provided us with at least 32 hours of service per month and was paid at the rate of $250 per hour. Beginning on January 1, 2009 and continuing through December 31, 2009, Mr. Hildebrand will provide us with at least 16 hours of service per month and will be paid at the rate of $300 per hour. The Board of Directors may, in its discretion, recommend the payment of an annual bonus. We also pay Mr. Hildebrand’s medical and dental coverage through the term of the Consulting Agreement. Mr. Hildebrand received $64,000, in the aggregate, for services rendered under the consulting agreement in 2008, including medical and dental insurance coverage. We may terminate the Consulting Agreement, with or without cause. If we terminate the Consulting Agreement without cause, we must give Mr. Hildebrand at least 30 days notice and we will be required to pay him, as a severance payment, three months compensation ($14,400). Likewise, if the Consulting Agreement is terminated due to the death of Mr. Hildebrand, we will be required to pay his estate three months compensation. If Mr. Hildebrand wishes to terminate the Consulting Agreement, he must provide us with at least 30 days notice, and no severance payments will be due to him upon termination.
Transactions with Emory University
          Emory University (“Emory”) is a significant stockholder of the Company, and our primary product candidates are based on technology rights subject to a license agreement with Emory (the “Emory License”). The Emory License, among other contractual obligations, requires payments based on milestone achievements, royalties on sales by the Company or on payments to the Company by our sublicensees, and payment of maintenance fees in the event certain milestones are not met within the time periods specified in the contract. We may terminate the Emory License on three months’ written notice. In any event, the Emory License expires on the date of the latest expiration date of the underlying patents. We are also obligated to reimburse Emory University for certain ongoing costs in connection with the filing, prosecution and maintenance of patent applications subject to the Emory License. Such reimbursements to Emory amounted to $102,141 and $243,653 for the years ended December 31, 2008 and 2007, respectively.
          In June 2008, we entered into two subcontracts with Emory for the purpose of conducting research and development activities associated with a grant from the National Institutes of Health. During 2008, we recorded $723,887 of expense associated with these subcontracts. All amounts paid to Emory under these subcontracts are reimbursable to us pursuant to the NIH grant.

OTHER MATTERS
Stockholder Proposals
          Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next Annual Meeting of Stockholders to be held in 2010 must be received by us on or before December 31, 2009. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after March 16, 2010. Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy statement and proxy in 2010. We reserve the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.
          Notice of intention to present a proposal at the 2010 annual meeting should be addressed to Corporate Secretary, GeoVax Labs, Inc., 1256 Briarcliff Road, Emtech Bio Suite 500, Atlanta, Georgia 20206.
Availability of Annual Report
          GeoVax’s Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K including the Company’s audited financial statements for the year ended December 31, 2008, accompanies this proxy statement but is not a part of the Company’s soliciting materials.
          Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2008, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, GeoVax Labs Inc., 1256 Briarcliff Road, Atlanta, GA 30306, or contact Investor Relations by telephone at (404( 727-0971 or email at investor@geovax.com. The Company’s Form 10-K is also available online at the Company’s website, www.geovax.com.
Delivery of Documents to Stockholders Sharing an Address
          The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements of proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or set of paper proxy materials addressed to those stockholders, subject to certain conditions. Upon satisfaction of those conditions, we will only deliver one Notice of Availability of Proxy Materials to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If multiple copies are being delivered to a shared address, stockholders may request that single copies be delivered by oral or written request to our Corporate Secretary, whose contact information is provided below.
          We will also promptly deliver a separate copy of this Proxy Statement, the Annual Report and the proxy card to a stockholder at a shared address to which a single copy of the document was delivered, and to any other stockholder of the Company upon oral or written request to:
GeoVax Labs, Inc.
Attn: Mark W. Reynolds
1256 Briarcliff Road
Emtech Bio Suite 500
Atlanta, Georgia 30306
Website: www.geovax.com
Telephone No.: 404-727-0971
Email: mreynolds@geovax.com

By Order of the Board of Directors

Mark W. Reynolds
Corporate Secretary

GEOVAX LABS, INC.
ATTN: DONALD HILDEBRAND
1256 BRIARCLIFF ROAD NE
ATLANTA, GA 30306
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M14537-P81128	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GEOVAX LABS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
	Nominees: 01) Donald G. Hildebrand 02) Andrew J. Kandalepas 03) Dean G. Kollintzas 04) Robert T. McNally	05) Harriet L. Robinson 06) John N. Spencer, Jr. 07) Peter M. Tsolinas

The Board of Directors recommends that you vote FOR the following proposal:		For	Against	Abstain

2.	Ratification of the appointment of Porter Keadle Moore LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2009.	☐	☐	☐

NOTE: And such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement and Form of Proxy are available at www.proxyvote.com.

M14538-P81128

GEOVAX LABS, INC.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
6/18/2009 02:00 PM
This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the two proposals set forth in the proxy statement. The stockholder represented herein appoints Robert McNally and Mark Reynolds, and each of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder at the Annual Meeting of Stockholders of GeoVax Labs, Inc. to be held at the J. Fonda Conference Center, located at 1256 Briarcliff Road, Atlanta, Georgia, on June 18, 2009 at 2:00 P.M. (Eastern Time), and in any adjournment or postponement thereof as specified in this proxy.
Continued and to be signed on reverse side